News Release
CONTACT:

Gregg D. Adzema	Marli Quesinberry
Executive Vice President and	Director, Investor Relations and
Chief Financial Officer	Corporate Communications
(404) 407-1116	(404) 407-1898
greggadzema@cousinsproperties.com	marliquesinberry@cousinsproperties.com
COUSINS PROPERTIES REPORTS RESULTS FOR
QUARTER AND YEAR ENDED DECEMBER 31, 2014
Highlights

•	Funds From Operations for the fourth quarter was $0.24 per share.

•	Same property net operating income on a cash basis for the fourth quarter was up 11.1% over the prior year.

•	Acquired Northpark Town Center in Atlanta, Georgia for $348 million.

•	Sold one office asset and five retail assets, recognizing gains totaling $13 million.

•	Commenced construction of Research Park V, a 173,000 square foot office building in Austin, Texas.
ATLANTA (February 12, 2015) - Cousins Properties Incorporated (NYSE:CUZ) today reported its results of operations for the quarter and year ended December 31, 2014.
“Our achievements in the fourth quarter capped a very productive 2014 for Cousins,” said Larry Gellerstedt, President and Chief Executive Officer of Cousins. “For the year we leased over 2.1 million square feet of space, we grew same-property cash net operating income by 12.3%, we increased second generation cash net office rents per square foot by 19.7%, and we initiated or completed $607 million in strategic investments. Heading into 2015, the portfolio and the balance sheet are exceptionally well-positioned to take advantage of any opportunities that present themselves in our core Sunbelt markets.”
Portfolio Activity

•	Leased or renewed 636,999 square feet of office space during the fourth quarter.

•	Second generation net office rent per square foot on a cash basis increased 27.7% for the fourth quarter.
Investment Activity

•
Acquired Northpark Town Center, a 1.5 million square foot Class-A office asset located in the central perimeter submarket of Atlanta, Georgia. The gross purchase price for this property was $348 million, before adjustments for customary closing costs and other closing credits.

•
Commenced construction of Research Park V, a 173,000 square foot office building in the Northwest submarket of Austin, Texas. It is the last building in a five-building complex which Cousins has developed. Total anticipated development costs are $44 million.

•
Formed a joint venture to develop Victory Center, a Class-A office tower in the Uptown submarket of Dallas, Texas, which is expected to have 466,000 square feet of space. The joint venture acquired the land in December 2014.

•	Substantially completed construction of Colorado Tower, a Class-A office tower in downtown Austin, Texas, containing 373,000 square feet of space. The building is currently 95% leased.
Disposition Activity

•	Sold 777 Main, a 980,000 square foot office tower in Ft. Worth, Texas, for a gross sales price of $167 million and recognized a gain of $6.2 million.

•	Sold Mahan Village, a 147,000 square foot retail property in Tallahassee, Florida, for a gross sales price of $29.5 million and recognized a gain of $4.6 million.

•	Sold the four retail properties owned by the Cousins Watkins LLC joint venture, received a distribution of $19.8 million (after debt repayment) and recognized a gain of $2.2 million.

Financing Activity

•	Closed an $85 million non-recourse mortgage loan secured by 816 Congress in Austin, Texas. This loan has a ten-year term, a fixed rate of 3.75%, and an interest-only period until December 2016.
Financial Results
FFO was $51.6 million, or $0.24 per share, for the fourth quarter of 2014, compared with $34.3 million, or $0.18 per share, for the fourth quarter of 2013. FFO was $165.2 million, or $0.81 per share, for the year ended December 31, 2014, compared with $77.1 million, or $0.53 per share, for same period in 2013.
Net income available to common stockholders was $23.2 million, or $0.11 per share, for the fourth quarter of 2014, compared with $2.1 million, or $0.01 per share, for the fourth quarter of 2013. Net income available to common stockholders was $45.5 million, or $0.22 per share, for the year ended December 31, 2014, compared with $109.1 million, or $0.76 per share, for same period in 2013. The year ended December 31, 2013 included $56.8 million in gains recognized on the sale of 50% of the Company’s interest in Terminus 100 and on the acquisition of Terminus 200, which was achieved in stages.
2015 FFO Guidance
For the year ending December 31, 2015, the Company expects to report FFO in the range of $0.81 to $0.85 per share. This guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in this release and during our scheduled conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. This guidance also excludes the operational or capital impact of any development activity other than Research Park V, Colorado Tower, and Emory Point Phase II.
The Company’s 2015 FFO guidance includes management’s outlook on the following:

•	Same property NOI growth of 2.5% to 3.5% on a GAAP basis.

•	Fee and other income of $7 million to $8 million. Our guidance does not include the impact of potential termination fees.

•	General and administrative expense of $21 million to $23 million, net of capitalized salaries.

•	Interest and other expenses of $43 million to $45 million, net of capitalized interest.

•	GAAP straight-lined rental income of $19 million to $21 million.

•	Above and below market rental income of $7 million to $9 million.
This guidance is provided for information purposes based on current plans and assumptions and is subject to change.
Investor Conference Call and Webcast
The Company will conduct a conference call at 11 a.m. (Eastern Time) on Friday, February 13, 2015, to discuss the results of the quarter and year ended December 31, 2014. The number to call for this interactive teleconference is (877) 870-4263.
A replay of the conference call will be available for 14 days by dialing (877) 344-7529 and entering the passcode 10058989. The replay can be accessed on the Company's website, www.cousinsproperties.com, through the “Q4 2014 Cousins Properties Incorporated Earnings Conference Call” link on the Investor Relations page.
A copy of Cousins Properties fourth quarter 2014 "Supplement Information" can be found in the Investor Relations section of the Company's website at www.cousinsproperties.com, along with a detailed update on Cousins' Houston portfolio. The information in this update is for informational purposes based on current plans and assumptions and is subject to change. The Company undertakes no obligation to update this information.
Cousins Properties Incorporated is a leading fully-integrated real estate investment trust (REIT) with extensive experience in development, acquisition, financing, management, and leasing. Based in Atlanta, the Company actively invests in top-tier urban office assets and opportunistic mixed-use properties in Sunbelt markets.
The Consolidated Statements of Operations, Consolidated Balance Sheets, a schedule entitled Funds From Operations, which reconciles Net Income (Loss) Available to FFO, and a schedule entitled Same Property Information, which reconciles cash basis same property net operating income to rental property revenues and rental property expenses, are attached to this press release. The change in second generation net rent per square foot represents the aggregate net rent (base rent less operating expense reimbursements and leasing costs) paid by prior tenants compared to the aggregate net rent paid by current tenants for spaces that have been re-leased in the office portfolio. Second generation leases exclude leases executed for spaces that were vacant upon acquisition, new leases in a development property, and leases for spaces that have been vacant for one year or more. More detailed information on Net Income (Loss) Available and FFO results is included in the “Net Income and Funds From Operations - Supplemental Detail” schedule, which is included along with other supplemental information in the Company’s Current Report on Form 8-K, which the Company is furnishing to the Securities and Exchange Commission (“SEC”), and which can be viewed through the “Supplemental Information” and “SEC Filings” links on the “Investor Information & Filings” link of the Investor Relations page of the Company’s website at

www.cousinsproperties.com. This information may also be obtained by calling the Company’s Investor Relations Department at (404) 407-1898.
Certain matters discussed in this news release are “forward-looking statements” within the meaning of the federal securities laws. Examples of such statements in this news release include the Company's estimated ranges of FFO per share, same property NOI growth, fee and other income, general and administrative expense, interest and other expenses, GAAP straight-lined rental income, and above and below market rental income, and the assumptions related thereto. Such statements are subject to uncertainties and risk. These include, but are not limited to, the availability and terms of capital and financing; the ability to refinance indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions and investments or from dispositions; the potential dilutive effect of common stock offerings; the availability of buyers and adequate pricing with respect to the disposition of assets; risks related to the geographic concentration of our portfolio; risks and uncertainties related to national and local economic conditions, the real estate industry in general, and the commercial real estate markets in particular; changes to the Company's strategy with regard to land and other non-core holdings that require impairment losses to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, and the ability to lease newly developed and/or recently acquired space; the adverse change in the financial condition of one or more of its major tenants; volatility in interest rates and insurance rates; the availability of sufficient investment opportunities; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including those described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The words “believes,” “expects,” “anticipates,” “estimates,” ”plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that such plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required under U.S. federal securities laws.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues:
Rental property revenues	$99,535	$76,620	$343,910	$194,420
Fee income	6,353	1,959	12,519	10,891
Other	167	941	4,954	5,430
	106,055	79,520	361,383	210,741
Costs and expenses:
Rental property operating expenses	46,434	35,386	155,934	90,498
Reimbursed expenses	949	850	3,652	5,215
General and administrative expenses	3,397	4,684	19,784	21,940
Interest expense	8,156	7,384	29,110	21,709
Depreciation and amortization	38,039	31,590	140,018	76,277
Separation expenses	101	—	185	520
Acquisition and related costs	314	57	1,130	7,484
Other	1,692	436	3,544	3,693
	99,082	80,387	353,357	227,336
Income (loss) from continuing operations before taxes, unconsolidated joint ventures, and sale of investment properties	6,973	(867)	8,026	(16,595)
Benefit (provision) for income taxes from operations	—	26	20	23
Income from unconsolidated joint ventures	5,924	1,463	11,268	67,325
Income from continuing operations before gain (loss) on sale of investment properties	12,897	622	19,314	50,753
Gain (loss) on sale of investment properties	10,967	(72)	12,536	61,288
Income from continuing operations	23,864	550	31,850	112,041
Income (loss) from discontinued operations:
Income (loss) from discontinued operations	(4)	577	1,800	3,299
Gain (loss) on sale from discontinued operations	(14)	2,938	19,358	11,489
	(18)	3,515	21,158	14,788
Net income	23,846	4,065	53,008	126,829
Net income attributable to noncontrolling interests	(628)	(167)	(1,004)	(5,068)
Net income attributable to controlling interests	23,218	3,898	52,004	121,761
Preferred share original issuance costs	—	—	(3,530)	(2,656)
Dividends to preferred stockholders	—	(1,777)	(2,955)	(10,008)
Net income available to common stockholders	$23,218	$2,121	$45,519	$109,097
Per common share information — basic and diluted:
Income from continuing operations attributable to controlling interest	$0.11	$(0.01)	$0.12	$0.65
Income from discontinued operations	—	0.02	0.10	0.10
Net income available to common stockholders	$0.11	$0.01	$0.22	$0.76
Weighted average shares — basic	216,511	189,665	204,216	144,255
Weighted average shares — diluted	216,733	189,853	204,460	144,420
Dividends declared per common share	$0.075	$0.045	$0.300	$0.180

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net Income Available to Common Stockholders	$23,218	$2,121	$45,519	$109,097
Depreciation and amortization of real estate assets:
Consolidated properties	37,790	31,401	139,151	75,524
Discontinued properties	—	495	—	3,085
Share of unconsolidated joint ventures	2,957	2,985	11,915	13,435
(Gain) loss on sale of depreciated properties:
Consolidated properties	(10,832)	96	(10,832)	(60,143)
Discontinued properties	7	(2,893)	(19,356)	(6,913)
Share of unconsolidated joint ventures	(2,154)	77	(1,767)	(60,344)
Noncontrolling interest related to the sale of depreciated properties	574	7	574	3,393
Funds From Operations Available to Common Stockholders	$51,560	$34,289	$165,204	$77,134
Per Common Share — Basic and Diluted:
Net Income Available	$0.11	$0.01	$0.22	$0.76
Funds From Operations	$0.24	$0.18	$0.81	$0.53
Weighted Average Shares — Basic	216,511	189,665	204,216	144,255
Weighted Average Shares — Diluted	216,733	189,853	204,460	144,420

The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.
FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and other key employees.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31,
	2014	2013
	(unaudited)
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $324,543 and $235,707 in 2014 and 2013, respectively	$2,181,684	$1,828,437
Projects under development	91,615	21,681
Land	21,646	35,053
	2,294,945	1,885,171
Operating properties and related assets held for sale, net of accumulated depreciation and amortization of $21,444 in 2013	—	24,554
Cash and cash equivalents	—	975
Restricted cash	5,042	2,810
Notes and accounts receivable, net of allowance for doubtful accounts of $1,643 and $1,827 in 2014 and 2013, respectively	10,732	11,778
Deferred rents receivable	57,939	39,969
Investment in unconsolidated joint ventures	100,498	107,082
Intangible assets, net of accumulated amortization of $76,050 and $37,544 in 2014 and 2013, respectively	163,244	170,973
Other assets	34,930	29,894
Total assets	$2,667,330	$2,273,206
Liabilities:
Notes payable	$792,344	$630,094
Accounts payable and accrued expenses	86,668	76,668
Deferred income	23,277	25,754
Intangible liabilities, net of accumulated amortization of $16,897 and $6,323 in 2014 and 2013, respectively	70,020	66,476
Other liabilities	21,563	15,242
Total liabilities	993,872	814,234
Commitments and contingencies	—	—
Equity:
Stockholders' investment:
Preferred stock, 7.50% Series B cumulative redeemable preferred stock, $1 par value, $25 liquidation preference, 20,000,000 shares authorized, -0- and 3,791,000 shares issued and outstanding in 2014 and 2013, respectively	—	94,775
Common stock, $1 par value, 350,000,000 and 250,000,000 shares authorized, 220,082,610 and 193,236,454 shares issued in 2014 and 2013, respectively	220,083	193,236
Additional paid-in capital	1,720,972	1,420,951
Treasury stock at cost, 3,570,082 shares in 2014 and 2013	(86,840)	(86,840)
Distributions in excess of cumulative net income	(180,757)	(164,721)
	1,673,458	1,457,401
Nonredeemable noncontrolling interests	—	1,571
Total equity	1,673,458	1,458,972
Total liabilities and equity	$2,667,330	$2,273,206

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
SAME PROPERTY INFORMATION
(Unaudited, in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2014		2013	2014		2013
Net Operating Income - Consolidated Properties
Rental property revenues	$99,535		$76,620	$343,910		$194,420
Rental property expenses	(46,434)		(35,386)	(155,934)		(90,497)
	53,101		41,234	187,976		103,923
Net Operating Income - Discontinued Operations
Rental property revenues	4		1,742	2,927		10,552
Rental property expenses	(2)		(669)	(1,128)		(4,163)
	2		1,073	1,799		6,389
Net Operating Income - Unconsolidated Joint Ventures	6,150	—	6,199	25,898	—	27,768
Total Net Operating Income	$59,253		$48,506	$215,673		$138,080

Net Operating Income
Same Property	$14,301	—	$14,209	$58,859	—	$56,789
Non-Same Property	44,952	—	34,297	156,814	—	81,291
	$59,253		$48,506	$215,673		$138,080

Non-Cash Items
Straight-line rent	$5,275		$5,032	$22,093		$12,824
Other	1,744		1,674	6,507		2,518
	7,019		6,706	28,600		15,342
Cash Basis Property Net Operating Income
Same Property	14,464	—	13,024	58,134	—	51,787
Non-Same Property	37,770	—	28,776	128,939	—	70,951
	$52,234		$41,800	$187,073		$122,738

This schedule shows Same Property Net Operating Income and the related reconciliation to rental property revenues and rental property expenses. Net Operating Income is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. Net Operating Income, which is rental property revenues less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation and amortization are also excluded from Net Operating Income. Same Property Net Operating Income includes those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that has achieved 90% economic occupancy for each of the two periods presented or has been substantially complete and owned by the Company for each of the two periods presented and the preceding year. Same Property Net Operating Income allows analysts, investors and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.

Cash Basis Same Property Net Operating Income represents Net Operating Income excluding straight-line rents, amortization of lease inducements, and amortization of acquired above and below market rents.